Exhibit 10.1.1

SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT

THIS SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT is made this  26th  day of September, 2018 by and between LINDEMUTH, INC DBA GAGE CENTER, (hereinafter referred to as "LANDLORD") and US ALLIANCE CORPORATION (hereinafter referred to as "TENANT").

WITNESSETH:

WHEREAS, LANDLORD and TENANT executed and entered into a Lease which commenced on October, 11th, 2011, and First Amendment to Lease Agreement made on August 27th 2014 for property located at 4123 SW Gage Center Dr. Suite 240 - Topeka, Kansas 66604 as the same has subsequently been renewed (hereinafter collectively referred to as "Lease") for those Premises consisting of approximately 4,067 +/- square feet located at 4123 SW Gage Center Dr. Suite 240 - Topeka, Kansas 66604 ("Premises").

WHEREAS, LANDLORD and TENANT desire to extend the term and amend the Lease as hereinafter set forth:

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, LANDLORD and TENANT hereby agree that the term of the Lease is amended as follows:

1)           LEASE TERM: Tenant hereby desires to extend its lease term for two (2) years starting 0l/01/19 through 12/31/20 at a monthly base rent of$3,151.93.

2)           OPTION TO RENEW: Provided Tenant is not in default of this Lease Agreement, Tenant shall have the option to renew this Lease Agreement for three (3), one (1) year options under the same terms and conditions with the Minimum rents to be adjusted upon the schedule below. Tenant must give Landlord written notice of Tenant's desire to exercise each individual Options to Renew ninety (90) days prior to the then lease expiration date. Failure to give such notice to renew will result in the individual Options to Renew becoming null and void.

Option 1: 01/01/21 - 12/31/21 at a monthly base rent of $3,151.93

Option 2: 0l/01/22 - 12/31/22 at a monthly base rent of $3,309.53

Option 3: 01/01/23 - 12/31/23 at a monthly base rent of $3,309.53

3)           Tenant understands and agrees that there is not an elevator within the building of the leased Premises and the language in section 7b of the original Lease Agreement referencing the Landlord being responsible for elevator service shall be deleted.

"All other terms and conditions of the original Lease which commenced on October 11th, 2011 and First Amendment to Lease Agreement made on August 27th, 2014, shall remain unchanged and in full force and effect".

IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written.

LANDLORD:

LINDEMUTH, INC.